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                                                                    EXHIBIT 99.1

                                 PRANDIUM, INC.
                            2002 STOCK INCENTIVE PLAN

          Section 1.  Purpose of Plan.

          The name of this plan is the Prandium, Inc. 2002 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable Prandium, Inc. to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company. To accomplish the foregoing, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, and Other Awards (each as hereinafter defined). The Plan is intended, to the extent applicable, to satisfy the requirements of section 162(m) of the Code (as hereinafter defined) and shall be interpreted in a manner consistent with the requirements thereof.

          Section 2.  Definitions.

          For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)  "Award" means an award of Incentive Stock Options, Nonqualified
                -----
Stock Options, Restricted Stock or Other Awards under the Plan.

          (b)  "Award Agreement" means, with respect to each Award, the written
                ---------------
agreement between the Company and the Participant setting forth the terms and conditions of the Award.

          (c)  "Board" means the board of directors of the Company.
                -----

          (d)  "Cause" means, unless otherwise provided in an Award Agreement,
(1) the failure by the Participant to substantially perform his or her duties and obligations to the Company as the same may, from time to time, be assigned to the Participant, including without limitation repeated refusal to follow the reasonable directions of the employer or supervisor, knowing violation of law in the course of performance of the duties of Participant's employment or service with the Company and repeated or excessive absences from work without a reasonable excuse; (2) fraud or material dishonesty against the Company; or (3) the commission of acts constituting, the indictment or conviction of, or plea of guilty or nolo contendere for, the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Committee in its sole discretion.

          (e)  "Change in Capitalization" means any increase, reduction, or
                ------------------------
change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate

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structure or otherwise; or any other corporate action, such as a declaration of a special dividend, that affects the capitalization of the Company.

          (f)  "Change in Control" means, other than in connection with the
                -----------------
Reorganization, the first to occur of any one of the events set forth in the following paragraphs:

              (i) the approval by the stockholders of the Company and the consummation of any plan or proposal for the liquidation or dissolution of the Company; or

              (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date (as defined in Section 14), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

              (iii) the consummation of a merger or consolidation of the
                    Company with another entity in which holders of the Common Stock immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

          (g)  "Code" means the Internal Revenue Code of 1986, as amended from
                ----
time to time, or any successor thereto.

          (h)  "Committee" means the committee established by the Board to
                ---------
administer the Plan. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) "nonemployee directors" as defined in Rule 16b-3 issued under the Exchange Act, and (ii) "outside directors" as defined in section 162(m) of the Code. If at any time a Committee has not been appointed, then the functions of the Committee specified in the Plan shall be exercised by the Board.

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          (i)  "Common Stock" means the common stock, par value $0.01 per share,
                ------------
of the Company.

          (j)  "Company" means Prandium, Inc., a Delaware corporation (or any
                -------
successor corporation).

          (k)  "Disability" means (1) any physical or mental condition that
                ----------
would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

          (l)  "Eligible Recipient" means an officer, director, employee,
                ------------------
consultant or advisor of the Company or of any Parent or Subsidiary.

          (m)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended from time to time.

          (n)  "Exercise Price" means the per share price at which a holder of
                --------------
an Option may purchase the Shares issuable upon exercise of the Option.

          (o)  "Fair Market Value" as of a particular date shall mean the fair
                -----------------
market value of a Share as determined by the Committee in its reasonable sole discretion; provided that (i) if the Shares are admitted to trading on a national securities exchange, fair market value of a Share on any date shall be the closing sale price reported for such Share on such exchange on the last date preceding such date on which a sale was reported, (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("Nasdaq System") or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of a Share on any date shall be the closing sale price reported for such Share on such system on the last date preceding such date on which a sale was reported, or (iii) if the Shares are admitted to quotation on the Nasdaq System or other comparable quotation system but have not been designated as an NMS security, fair market value of a Share on any date shall be the average of the highest bid and lowest asked prices of such Share on such system on the last date preceding such date on which both bid and ask prices were reported.

          (p)  "Immediate Family" shall mean any child, stepchild, grandchild,
                ----------------
parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law, or sister-in-law, including adoptive relationships and any person sharing the employee's household (other than a tenant or employee).

          (q)  "Incentive Stock Option" shall mean an Option that is an
                ----------------------
"incentive stock option" within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

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          (r)  "Nonqualified Stock Option" means any Option that is not an
                -------------------------
Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

          (s)  "Option" means an Incentive Stock Option, a Nonqualified Stock
                ------
Option, or either or both of them, as the context requires.

          (t)  "Other Award" means an Award granted pursuant to Section 9
                -----------
hereof.

          (u)  "Parent" means any corporation (other than the Company) in an
                ------
unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

          (v)  "Participant" means any Eligible Recipient selected by the
                -----------
Committee, pursuant to the Committee's authority in Section 3 hereof, to receive Awards. A Participant who receives the grant of an Option is sometimes referred to herein as "Optionee."

          (w)  "Plan" means this Prandium, Inc. 2002 Stock Incentive Plan.
                ----

          (x)  "Reorganization" means the reorganization of the Company and
                --------------
FRI-MRD Corporation, a Delaware corporation, pursuant to the Debtors' Joint Reorganization Plan dated May 6, 2002 filed in the chapter 11 cases, Case
Nos 02-13529-SA and 02-13531-SA, in the United States Bankruptcy Court for the Central District of California.

          (y)  "Restricted Stock" means Shares subject to certain restrictions
                ----------------
granted pursuant to Section 8 hereof.

          (z)  "Securities Act" means the Securities Act of 1933, as amended
                --------------
from time to time.

          (aa) "Shares" means shares of Common Stock and any successor
                ------
security.

          (bb) "Subsidiary" means any corporation (other than the Company) in an
                ----------
unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (cc) "Ten Percent Owner" means an Eligible Recipient who owns stock
                -----------------
possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiary corporations.

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          Section 3.  Administration.

          (a) The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Committee shall have the power and authority, without limitation:

              (i) to select those Eligible Recipients who shall be Participants;

              (ii) to determine whether and to what extent Options, awards of Restricted Stock, or Other Awards are to be granted hereunder to Participants;

              (iii) to determine the number of Shares to be covered by each
                    Award granted hereunder;

              (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

              (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder;

              (vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

              (vii) to interpret the terms and provisions of the Plan and any
                    Award issued under the Plan (and any Award Agreement relating thereto) in its sole discretion and to otherwise supervise the administration of the Plan.

          (b) The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable or vested, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (ii) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or otherwise adjust any of the terms applicable to any Award granted hereunder; provided that no action under this Section 3(b) shall adversely affect any outstanding Award without the consent of the holder thereof.

          (c) All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with

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respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

          Section 4.  Shares Reserved for Issuance Under the Plan.

          (a) The total number of Shares reserved and available for issuance under the Plan shall be 555,556 Shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

          (b) To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised, or (ii) any Shares subject to any award of Restricted Stock or Other Award are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan. If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Option and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

          (c) The aggregate number of Shares with respect to which Awards may be granted to any individual Optionee during any fiscal year shall not exceed 555,556 Shares.

          Section 5.  Equitable Adjustments; Change in Control

          (a) In the event of any Change in Capitalization, an equitable substitution or adjustment may be made in (i) the aggregate number and/or kind of Shares reserved for issuance under the Plan, (ii) the kind, number and/or Exercise Price of Shares or other property subject to outstanding Options granted under the Plan, and (iii) the kind, number and/or purchase price of Shares or other property subject to outstanding awards of Restricted Stock and Other Awards granted under the Plan, in each case as may be determined by the Committee, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards, reduced, in the case of Options, by the exercise price thereof.

          (b) Unless otherwise determined by the Committee, in the event of a Change in Control, unless outstanding Awards are assumed or equivalent awards or rights are substituted therefor, such Awards shall become fully vested and exercisable and all restrictions on the vesting or exercisability of such Awards shall lapse as of the date of the Change in Control.

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          Section 6.  Eligibility.

          The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Recipients. The Committee shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Restricted Stock or Other Awards; provided that directors of the Company or any Parent or Subsidiary who are not employees of the Company or of any Parent or Subsidiary, and consultants or advisors to the Company or to any Parent or Subsidiary may not be granted Incentive Stock Options.

          Section 7.  Options.

          (a)  General. Options may be granted alone or in addition to other
               -------
Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability and vesting of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs
(b)-(j) of this Section 7 and the Award Agreement shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

          (b)  Exercise Price. The per share Exercise Price of Shares
               --------------
purchasable under an Option shall be determined by the Committee in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value per Share on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient is a Ten Percent Owner), and (ii) in the case of Nonqualified Stock Options, to the extent required at the time of grant by California "blue sky" laws, be less than 85% of the Fair Market Value per Share on such date. Notwithstanding the foregoing, to the extent required at the time of grant by California "blue sky" laws, the Exercise Price of an Option granted to a Ten Percent Owner shall be not less than 110% of the Fair Market Value per Share on the date of grant of such Option.

          (c)  Option Term. The term of each Option shall be fixed by the
               -----------
Committee, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Recipient is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

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          (d) Exercisability. Options shall be exercisable at such time or times
              --------------
and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Committee in the Award Agreement or after the time of grant; provided that no action under this Section 7(d) following the time of grant shall adversely affect any outstanding Option without the consent of the holder thereof, and provided further, that, to the extent required by California "blue sky" laws, Options granted to Eligible Recipients other than officers, directors or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant. The Committee may also provide that any Option shall be exercisable only in installments, and the Committee may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Committee may determine in its sole discretion.

          The Committee may provide at the time of grant or anytime thereafter, in its sole discretion, that any Option shall be exercisable with respect to Shares that are not vested, subject to such other terms and conditions as the Committee determines, including the requirement that the Optionee execute a Restricted Stock Award Agreement.

          (e) Method of Exercise. Options may be exercised in whole or in part
              ------------------
by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 12 hereof, as determined by the Committee. As determined by the Committee, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Committee, (ii) in the form of unrestricted Shares or fully vested Restricted Stock already owned by the Optionee which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) loans pursuant to paragraph (g) of this Section 7, (iv) any other form of consideration approved by the Committee and permitted by applicable law or (v) any combination of the foregoing.

          (f) Rights as Stockholder. An Optionee shall have no right to receive
              ---------------------
Shares or rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of
Section 12 hereof and, if requested, has given the representation described in paragraph (b) of Section 13 hereof.

          (g) Loans. The Company or any Parent or Subsidiary may make loans
              -----
available to Optionees for the payment of the exercise price of outstanding Options. Such loans shall (i) be evidenced by full-recourse promissory notes entered into by the Optionees in favor of the Company or any Parent or Subsidiary, (ii) bear interest at a fair interest rate as determined by the Committee, (iii) be subject to such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine, and (iv) be

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subject to Committee approval. Unless the Committee determines otherwise, when a loan is made, Shares having an aggregate Fair Market Value at least equal to the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Committee, in its sole discretion; provided that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

          (h) Nontransferability of Options. The Optionee shall not be permitted
              -----------------------------
to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution (including, with respect to a Nonqualified Stock Option only, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant) and all Options shall be exercisable during the Participant's lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee's lifetime, the Committee may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Committee and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence to members of his or her Immediate Family or to a trust, all of the beneficiaries of which are members of the Optionee's Immediate Family; provided that no such transfer by any Participant may be made in exchange for consideration.

          (i) Termination of Employment or Service. Unless otherwise provided in
              ------------------------------------
an Award Agreement, if an Optionee's employment with, or service as a director, consultant or advisor to, the Company or to any Parent or Subsidiary terminates for any reason other than Cause, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date set forth in the Award Agreement, or such later date as is otherwise determined by the Committee, but in no event shall such exercise period be less than 30 days after such termination (six months in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire on the date of such termination. The 30-day period described in the preceding sentence (i) shall be extended to six months from the date of such termination in the event of the Optionee's death or Disability prior to or during such 30-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term. Unless provided in an Award Agreement or in the Committee's discretion any time thereafter, in the event of the termination of an Optionee's employment for Cause, all outstanding Options (whether or not vested) granted to such Participant shall expire on the date of such termination.

          (j) Limitation on Incentive Stock Options. To the extent that the
              -------------------------------------
aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are

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exercisable for the first time by an Optionee during any calendar year under the
Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

          Section 8. Restricted Stock.

          (a) General. Awards of Restricted Stock may be issued either alone or
              -------
in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Committee shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

          (b) Purchase Price. The price per Share, if any, that a Participant
              --------------
must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Committee in its sole discretion at the time of grant; provided, however, that, to the extent required at the time of grant by California "blue sky" laws, such purchase price per Share shall not be less than 85% of the Fair Market Value per Share on such date or at the time the purchase is consummated. If the Participant is a Ten Percent Owner, the purchase price of such Award, to the extent required by California "blue sky" laws, shall not be less than 100% of the Fair Market Value per Share on the date such Award of Restricted Stock is granted or the date the purchase is consummated, whichever is higher.

          (c) Awards and Certificates. The prospective recipient of an Award of
              -----------------------
Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Committee may specify after the award date. Each Participant who is granted an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

          (d) Nontransferability. The Awards of Restricted Stock granted
              ------------------
pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Committee in the Award Agreement (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution; provided that the Committee may,

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in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine in its sole discretion. The Committee may also impose such other restrictions and conditions, including the achievement of preestablished corporate performance goals, on awarded Restricted Stock as it deems appropriate. In no event shall the Restricted Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 12 hereof. Any attempt to dispose of any Restricted Shares in contravention of any such restrictions shall be null and void and without effect.

          (e) Rights as a Stockholder. Except as provided in Section 8(c) or as
              -----------------------
otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period expires without forfeiture in respect of such Awards of Restricted Stock except as the Committee, in its sole discretion, shall otherwise determine.

          (f) Termination of Employment. The rights of Participants granted
              -------------------------
Awards of Restricted Stock upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Awards.

          (g) Loans. In the sole discretion of the Committee, loans may be made
              -----
to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 7(g) of the Plan with respect to the exercise of Options.

          (h) Early Exercise Options. The Committee shall award Restricted Stock
              ----------------------
to a Participant upon the Participant's early exercise of an Option. Unless otherwise determined by the Committee, the lapse of restrictions with respect to such Restricted Stock shall occur on the same schedule as the Option for which the Restricted Stock was exercised.

          Section 9. Other Awards.

          Other forms of Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of Shares to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

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

          Section 10. Amendment and Termination.

          The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company's stockholders for any amendment that would require such approval in order to satisfy the requirements of section 162(m), section 422 of the Code, stock exchange rules or other applicable law. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

          Section 11. Unfunded Status of Plan.

          The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

          Section 12. Withholding Taxes.

          Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award.

          Section 13. General Provisions.

          (a) Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) The Committee may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may

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include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

          (c) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          (d) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor the granting of any Award to an Eligible Recipient shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time. The granting of one Award to an Eligible Recipient shall not entitle the Eligible Recipient to any additional grants of Awards thereafter.

          (e) To the extent applicable, pursuant to the provisions of Section
260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Participant or purchaser has one or more awards granted under the Plan outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of the Company's annual financial statements. The Company shall not be required to provide such statements to key employees of the Company whose duties in connection with the Company assure their access to equivalent information.

          (f) To the extent applicable, the provisions of Sections 260.160.41,
260.140.42 and 260.140.45 of Title 10 of the California Code of Regulations are incorporated herein by reference.

          (g) The definitions set forth in this Plan are solely for the purposes of the operation of this Plan, and such definitions including, without limitation, the definition of "Cause" shall not be used for any other purposes including, without limitation, whether or not an Eligible Recipient is terminated with or without cause for purposes unrelated to this Plan.

          (h) Unless the Committee expressly provides otherwise, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, for such period as the Company or its underwriters may request and subject to such other provisions as the

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Committee may deem necessary or desirable, the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters.

          Section 14. Effective Date of Plan.

          The Plan shall be effective as of July 2, 2002 (the "Effective Date").

          Section 15. Term of Plan.

          No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

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          Section 16. Governing Law.

          The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

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